SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
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Filed by the Registrant                     [X]                                          | ---------------------------------|
Filed by a Party other than the Registrant  [ ]                                          |        OMB APPROVAL              |
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Check the appropriate box:                                                               |  OMB Number: 3235-0059           |
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[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission         |  Expires: January 31, 2008       |
[ ] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))         | ---------------------------------|
[X] Definitive Additional Materials                                                      |  Estimated average burden        |
[ ] Soliciting Material Pursuant to Rule 14a-12                                          |    hours per response... 14      |
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                      Pioneer Tax Advantaged Balanced Trust
                (Name of Registrant as Specified in its Charter)

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Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:
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                  IMPORTANT NOTICE FROM YOUR BOARD OF TRUSTEES

                                   May 9, 2007

Dear Fellow Shareholder:

     We are sending you the enclosed proxy statement and WHITE proxy card for your Fund's Annual Meeting of Shareholders to be held on June 8, 2007. This may be the most important vote you have ever had to cast in regard to your investment.

           DO NOT ABANDON YOUR FUND'S UNIQUE TAX-ADVANTAGED INVESTMENT
               STRATEGY FOR AN ORDINARY EQUITY INVESTMENT STRATEGY

     As you probably know, the Fund is being challenged by two separate dissidents.

     The first dissident, Ralph Bradshaw, has launched a hostile and costly proxy contest against your Fund's Board of Trustees. Mr. Bradshaw has conducted proxy contests against other closed-end funds in the past, sometimes successfully and sometimes unsuccessfully.

     Mr. Bradshaw is proposing to take away the tax advantages you enjoy as a shareholder of the Fund by changing the Fund's investment objective to one of seeking capital appreciation by investing in equity securities. You invested in this Fund because of its goal of achieving a high level of after-tax return, including attractive tax-advantaged income. Mr. Bradshaw wants to take all that away from you. Do not let this happen to your Fund!

     When Mr. Bradshaw asks you to install his slate of hand-picked nominees whose names are listed on his green proxy card, you should be aware that on two occasions in the past, Mr. Bradshaw has used a relatively small equity ownership interest coupled with board seats to transfer the target fund's assets to his firm's management. This has resulted in increased revenues for his firm. Do not let this happen to your Fund!

     A second dissident group, Western Investment, led by Arthur Lipson, who has also conducted a number of proxy contests against other closed-end funds, has nominated a completely different slate of three nominees. You may be receiving proxy solicitation materials and a gold proxy card for that different slate of nominees as well. Mr. Lipson is seeking to get himself, one of his employees and another of his nominees elected to your Board, yet he gives no specific plan as to what they will do if elected.

     Please discard any proxy solicitation materials from any of the dissidents and any green or gold proxy cards that you receive.

            YOUR BOARD OF TRUSTEES VIGOROUSLY OPPOSES THESE DISSIDENT
             PROXY SOLICITATIONS AND STRONGLY URGES YOU NOT TO SIGN
              OR RETURN ANY GREEN, GOLD OR OTHER COLORED PROXY CARD
                           SENT TO YOU BY ANY PERSON.

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     Your Board of Trustees recommends that you demonstrate your support for the re-election of three experienced Trustees of the Fund by signing, dating and mailing the enclosed WHITE proxy card. Your current Trustees remain committed to the Fund's objective and to the interests of long-term shareholders.

     You invested in the Fund because the Fund's unique investment strategy is consistent with your long-term investment objective. We urge you to vote AGAINST any proposal that would require the Fund to abandon its strategy and become an all-equity fund. Unless your investment objective has changed, turning your Fund into an ordinary equity fund will destroy your Fund's ability to meet your investment needs and goals.

     Regardless of the number of shares you own, your vote is very important. We urge you to vote FOR your Board's nominees and AGAINST the dissident proposals. Please complete, sign and date the enclosed WHITE proxy card and return it in the enclosed postage-paid envelope. Please discard any green or gold proxy card you receive.

     Thank you for your attention and cooperation. If you have any questions or need any assistance in voting your shares, please contact the Fund's proxy solicitor:

                                The Altman Group
                                 (800) 232-1064
                                  (toll free)


              VOTE THE WHITE PROXY CARD TO KEEP YOUR FUND ON TRACK!

o If you hold your shares in a brokerage or bank account (in "street name"), your broker or bank cannot vote your shares this year (as it has in past routine annual meetings) unless you complete, sign and return the enclosed WHITE proxy voting form.

o Please do not send back any green or gold card you receive, even to vote against either of the dissident slates. Doing so will cancel any prior vote you cast for your current Board. Please return only the WHITE proxy card.

o If you have already returned a green or gold proxy card, you have every right to change your vote. You can still support your Board by returning a WHITE proxy card. Only your latest dated proxy card will count.

                                              On Behalf of the Board of Trustees


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     Your Fund has filed a proxy statement with the Securities and Exchange
Commission regarding the matters to be acted upon at the 2007 Annual Meeting. Shareholders are urged to carefully review the proxy statement and the Fund's other proxy materials, when available, because they contain important information. Among other things, the proxy statement provides information about the Fund and its trustees and executive officers, who may be deemed to be participants in the solicitation of proxies in favor of the Board's nominees, and additional information about the solicitation. This letter may be deemed to be solicitation material with respect to the proxy statement. A copy of the proxy statement has accompanied the copy of this letter that has been mailed to all shareholders. Investors may obtain a free copy of the proxy statement and other proxy materials (when available) at the Securities and Exchange Commission's website at www.sec.gov. Investors may also obtain free copies of the proxy statement and other documents filed by the Fund in connection with the Annual Meeting by directing a request to:

                                The Altman Group
                              1200 Wall Street West
                               Lyndhurst, NJ 07071
                           (800) 232-1064 (toll free)

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